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                                                                  EXHIBIT 10.7


                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is dated as of February 16, 1999, by and among ENERGY TRADING COMPANY, a PECO Energy company subsidiary and a Delaware corporation ("ETCO"), WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX"), and NA ACQUISITION CORP., a Pennsylvania corporation ("NAAC"). Each of ETCO, WWWX and NAAC are sometimes referred to herein individually as a "PARTY" and, together, as the "PARTIES."

                                    RECITALS

         A. WWWX and ETCO are parties to that certain BarterOne Membership Interest Sale Agreement (the "BARTERONE SALE AGREEMENT") dated December 16, 1998, pursuant to which ETCO has agreed to transfer to WWWX, and WWWX has agreed to acquire from ETCO, ETCO's 51% membership interest in BarterOne, LLC, d/b/a entrade.com, a Delaware limited liability company ("BARTERONE"), subject to ETCO's right to an unencumbered equity interest in a new company ("ETCO'S RETAINED INTEREST") to be formed by WWWX to hold all of the assets of BarterOne (the "BARTERONE ASSETS"). Reference is made to Sections 2.2.1 and 2.2.2 of the BarterOne Sale Agreement for a full statement of the terms and conditions of ETCO's Retained Interest.

         B. WWWX and NAAC intend to enter into an Acquisition Agreement dated or about the date of this Agreement(the "WWWX/NAAC AGREEMENT"), substantially in the form attached hereto as Exhibit "A" (with only such modifications therein as do not have a material adverse effect on ETCO's rights hereunder or on ETCO's interest in NAAC), pursuant to which, inter alia, WWWX will agree to transfer to NAAC, and NAAC will agree to acquire from WWWX, all of the BarterOne Assets.

         C. WWWX and ETCO are closing under the BarterOne Sale Agreement concurrently with the execution of this Agreement, and in connection therewith, the Parties wish to provide for the issue to ETCO of shares of the commmon stock of NAAC, in substitution for ETCO's Retained Interest.

         D. WWWX and NAAC are presently negotiating with Artra Group Incorporated, a publicly traded Pennsylvania corporation ("ARTRA"), to effect a merger (the "PROPOSED MERGER"), and the Parties wish to further provide for certain changes in the capital structure of NAAC if the Proposed Merger is not consummated.

         NOW THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. CLOSING UNDER BARTERONE SALE AGREEMENT

         1.1 PRIOR PAYMENTS BY WWWX. Prior to the date hereof, ETCO has received from WWWX $250,000 in cash and 416,666 shares of the common stock of WWWX (together, the


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"INITIAL PAYMENT"), in accordance with Section 2.1 of the BarterOne Sale
Agreement.

         1.2 PAYMENT AT CLOSING. By its execution of this Agreement, ETCO acknowledges receipt from WWWX of the Initial Payment, plus an additional payment of $230,000 in cash ("FINAL CASH PAYMENT"), as required by Section 2.2.1 of the BarterOne Sale Agreement.

         1.3 TRANSFER. Subject only to its receipt of the Final Cash Payment and the issue of ETCO's NAAC Shares in accordance with Section 2.2 hereof, ETCO hereby grants, conveys, transfers, assigns and delivers to NAAC all of its right, title and interest in and to ETCO's fifty-one percent (51%) membership interest in BarterOne, free and clear of all liens, encumbrances and charges of any kind.

     SECTION 2. CLOSING UNDER WWWX/NAAC AGREEMENT

         2.1 ACQUISITION CLOSING. The Parties acknowledge and agree that, within two weeks following the execution and delivery of this Agreement, WWWX shall dissolve BarterOne, and transfer all of the BarterOne Assets to NAAC in accordance with the terms and conditions of the WWWX/NAAC Agreement (the "ACQUISITION CLOSING"). The Parties further acknowledge that NAAC intends to thereafter transfer the BarterOne Assets into a wholly owned operating company to be called "entrade.com, Inc." ("ENTRADE"). Neither WWWX nor ETCO shall have any direct ownership interest in entrade.

         2.2 ISSUE OF NAAC STOCK TO ETCO. Concurrently with the Acquisition Closing, NAAC shall issue and deliver to ETCO Two Hundred Thousand (200,000) fully paid and non-assessable shares of the common stock of NAAC ("ETCO'S NAAC SHARES"), which shares are being issued in a private placement subject to all applicable Federal and State securities laws, regulations and restrictions, and shall bear a legend to that effect. NAAC shall have no more than 2,000,000 shares of its capital stock issued and outstanding prior to the Proposed Merger. This issue to ETCO of ETCO's NAAC Shares, together with the other agreements set forth herein, shall be in substitution for ETCO's Retained Interest, and shall satisfy in full WWWX's obligations under Sections 2.2.1 and 2.2.2 of the BarterOne Sale Agreement (subject to Section 3.4 hereof).

         2.3 NO ASSUMPTION OF LIABILITIES. NAAC is not hereby assuming any of the liabilities or obligations of either ETCO or WWWX under the BarterOne Sale Agreement or otherwise.

         SECTION 3. CLOSING OF THE PROPOSED MERGER


         3.1 TERMS OF THE PROPOSED MERGER. The Proposed Merger shall by its terms require that Artra and NAAC shall use all reasonable efforts to cause ETCO's NAAC Shares to be registered for resale in accordance with filings made with the Securities and Exchange Commission ("SEC"), and shall further require that, prior to or concurrently with the closing of the transactions contemplated thereby (the "MERGER CLOSING"), Artra shall have guaranteed funding of at least $4,000,000 for the working capital needs of entrade. The Proposed Merger shall by its terms provide that all shares of Artra common stock shall be converted into shares of NAAC common stock on a one for one basis.


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         3.2 CONSUMMATION OF PROPOSED MERGER. Each of the Parties shall cooperate together to cause the Proposed Merger to occur in accordance with the foregoing provisions of this Section 3 and pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit "B" (with only such modifications therein as do not have a material adverse effect on ETCO's rights hereunder or on ETCO's interest in NAAC). Without limiting the generality of the foregoing, each of ETCO and WWWX shall vote their shares of NAAC common stock to approve the Proposed Merger. In order to facilitate such approval, the execution and delivery of this Agreement by ETCO and WWWX may be deemed the unanimous consent of the shareholders of NAAC approving the Proposed Merger as described herein.


         3.3 MERGER CLOSING. Concurrently with the Merger Closing:


         (a) NAAC shall make a cash payment to ETCO in the amount of $100,000;
and

         (b) ETCO shall surrender to WWWX the 416,666 shares of WWWX common stock received by ETCO as part of the Initial Payment, and WWWX shall issue to ETCO in substitution thereof 73,450 shares of WWWX common stock, subject to ETCO's right to an audit to affirm that WWWX's calculation of the number of shares to be issued to ETCO hereunder conforms with the provisions of Section
2.2.4 of the BarterOne Sale Agreement.


         3.4 FAILURE OF PROPOSED MERGER. If for any reason the Proposed Merger is not consummated on or before September 30, 1999, then upon written notice thereof from ETCO to NAAC, NAAC shall promptly issue to ETCO sufficient additional shares of its common stock so that ETCO shall thereafter hold a 33 1/3% interest in all of the issued and outstanding capital stock of NAAC. In such event, WWWX and NAAC shall take all necessary action to amend the Articles of Incorporation and By-Laws of NAAC as necessary so that ETCO shall have all of the same protections as a minority shareholder of NAAC as were accorded to Global Trade Group, Ltd. under the terms of the Operating Agreement for BarterOne, as the same was amended prior to the date hereof, and any dilution of ownership of NAAC shall be on a PARI PASSU basis.


         SECTION 4. REPRESENTATIONS, WARRANTEIS AND COVENANTS


         4.1 AUTHORITY. Each of the Parties represents and warrants to the others that (a) it has the full power and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirements of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.


         4.2 WWWX. WWWX represents and warrants to ETCO and NAAC that all of the obligations of BarterOne have been satisfied in full on or before the date of this Agreement, and reaffirms to ETCO that all of its representations and warranties contained in the BarterOne Sale Agreement are true and correct as of the date hereof.


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         SECTION 5. MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

         5.2 ENTIRE AGREEMENT AND AMENDMENT. This document contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the Parties, including without limitation the BarterOne Sale Agreement, and may not be amended except by written instrument executed by the Parties.

         5.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly appointed officers as of the date first above written.

ENERGY TRADING COMPANY


By:  //s// ROBERT A. SHIN
     --------------------------
       Title: Vice President


NA ACQUISITION CORP.


By:  //s// ROBERT D. KOHN
     --------------------------
       Title: President


WORLDWIDE WEB NETWORX CORPORATION


By:  //s// ROBERT KOHN
     --------------------------
       Title: President